Exhibit 15-1
               Letter on Unaudited Interim Financial Information


March 21, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that Apollo Group, Inc. has incorporated by reference our report dated March 21, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 (Registration No. 33-65211) and in its Registration Statements on Form S-8 (Registration No. 33-87844, Registration No. 33-88982, Registration No. 33-88984 and Registration No. 33-63429). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ PRICE WATERHOUSE LLP